CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Oppenheimer Main Street Fund, Inc.:

We consent to the incorporation by reference in this Registration Statement of Oppenheimer Main Street Fund, Inc. (the Fund) on Form N-14 of our report dated October 20, 2009 on the financial statements of the Fund. The incorporation by reference appears in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information, which are part of the Registration Statement.

                         /s/ KPMG LLP

                         -------------------------

                         KPMG LLP

Denver, Colorado

May 5, 2010